EXHIBIT 99.1

Golden Matrix Reports Revenue of $5,223,059,

EBITDA* of $2,366,344 for Fiscal Year 2021

•	Revenues Up 59 Percent Compared to Previous Twelve Months
•	Cash on Hand Improves 531 Percent Over January 31, 2020
•	Total Assets Improve 273 Percent vs. January 31, 2020
•	Products Achieving Success in New Geographic Markets

LAS VEGAS, NV, April 30, 2021 -- Golden Matrix Group Inc. (OTC Pink:GMGI), a leading developer and licenser of full-service internet gaming platforms, systems and gaming content, today announced that for its fiscal 2021 year ended January 31, 2021, the Company reported revenue of $5,223,059, a 59 percent improvement on revenue of $3,288,575 reported for the previous twelve months.

The Company reported EBITDA* for fiscal 2021 of $2,366,344, compared to EBITDA* of $2,476,361 for the previous twelve months.

The Company increased its total cash on hand to $11,706,349 at January 31, 2021, an improvement of 531 percent compared to total cash on hand of $1,856,505 at January 31, 2020. Total assets at January 31, 2021 were $13,814,574, an increase of 273 percent compared to total assets of $3,706,719 at January 31, 2020. Total liabilities at January 31, 2021 were $552,610, a decrease of 55 percent compared to total liabilities of $1,233,521 as of January 31, 2020.

Shareholders’ equity at January 31, 2021 was $13,261,937, representing an increase of 436 percent of shareholders’ equity of $2,473,198 at January 31, 2020.

“We are extremely pleased with the Company’s financial performance in fiscal 2021,” said Golden Matrix CEO Brian Goodman who further stated, “We believe that our accelerating revenue and continuing profitability clearly demonstrate the acceptance and reputation of GMGI’s powerful state-of-the-art gaming platform and popular gaming content.”

“The Company has also benefitted from enhanced product and geographic diversification and we have seen strong levels of interest in our products in all of these regions,” stated Mr. Goodman.

“Since our business model is highly scalable, the Company’s goal in fiscal 2022 is to continue to expand our customer base globally and to launch additional synergistic products. We will also seek to make acquisitions in the gaming space that are accretive to our overall business,” further stated Mr. Goodman.

“Above all, we will remain committed to delivering shareholder value by generating sustainable growth in revenue while maintaining marginal increases in expenses,” said Mr. Goodman.

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* EBITDA is a non-GAAP financial measure. See also “Non-GAAP Financial Measures” and “Reconciliation of Net Income attributable to Golden Matrix Group, Inc., to Earnings before Interest, Taxes, Depreciation and Stock based compensation” included at the end of this release.

For additional information on Golden Matrix’s fiscal 2021 performance, please refer to the Company's Annual Report on 10-K for its 2021 fiscal year, filed today with the Securities and Exchange Commission and available at at  https://www.otcmarkets.com/stock/GMGI/disclosure and www.sec.gov.

A summary of the Company’s performance and highlights can be found at www.goldenmatrix.com/highlights.

About Golden Matrix
Golden Matrix Group, based in Las Vegas NV, is an established gaming technology company that develops and owns online gaming IP and builds configurable and scalable white-label social gaming platforms for its international customers, located primarily in the Asia Pacific region. The gaming IP includes tools for marketing, acquisition, retention and monetization of users. The Company's platform can be accessed through both desktop and mobile applications.

Our sophisticated software automatically declines any gaming or redemption requests from within the United States, in strict compliance with current US law.

Forward-Looking Statements

Certain statements made in this press release contain forward-looking information within the meaning of applicable securities laws (“forward-looking statements”). These forward-looking statements represent the Company’s current expectations or beliefs concerning future events and can generally be identified using statements that include words such as “estimate,” “expects,” “project,” “believe,” “anticipate,” “intend,” “plan,” “foresee,” “forecast,” “likely,” “will,” “target” or similar words or phrases. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of the Company’s control which could cause actual results to differ materially from the results expressed or implied in the forward-looking statements, including, but not limited to, the impact of the COVID-19 pandemic on the Company; the need for additional financing, the terms of such financing and the availability of such financing; the ability of the Company to manage growth; disruptions caused by acquisitions; the Company’s reliance on its management; the fact that the Company’s chief executive officer has voting control over the Company; related party relationships; the potential effect of economic downturns and market conditions on the Company’s operations and prospects; the Company’s ability to protect proprietary information; the ability of the Company to compete in its market; the Company’s lack of effective internal controls; dilution caused by efforts to obtain additional financing; the effect of future regulation, the Company’s ability to comply with regulations and potential penalties in the event it fails to comply with such regulations; the risks associated with gaming fraud, user cheating and cyber-attacks; risks associated with systems failures and failures of technology and infrastructure on which the Company’s programs rely; foreign exchange and currency risks; the outcome of contingencies, including legal proceedings in the normal course of business; the ability to compete against existing and new competitors; the ability to manage expenses associated with sales and marketing and necessary general and administrative and technology investments; and general consumer sentiment and economic conditions that may affect levels of discretionary customer purchases of the Company’s products. The Company undertakes no obligation to publicly update any of the forward-looking statements, whether because of new information, future events or otherwise, made in this release or in any of its Securities and Exchange Commission (SEC) filings. Consequently, you should not consider any such list to be a complete set of all potential risks and uncertainties. More information on potential factors that could affect the Company’s financial results is included from time to time in the “Forward-Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s periodic and current filings with the SEC, including the Form 10-Qs and Form 10-Ks, filed with the SEC and available at www.sec.gov. Forward-looking statements speak only as of the date they are made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after that date, except as otherwise provided by law.

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Non-GAAP Financial Measures

EBITDA, which is disclosed below, is a “non-GAAP financial measure” presented as a supplemental measure of the Company’s performance. EBITDA is not presented in accordance with accounting principles generally accepted in the United States, or GAAP. EBITDA represents net income before interest, taxes, depreciation and amortization. EBITDA is presented because we believe it provides additional useful information to investors due to the various noncash items during the period. EBITDA is not recognized in accordance with GAAP, is unaudited, and has limitations as an analytical tool, and you should not consider it in isolation, or as substitutes for analysis of the Company’s results as reported under GAAP. Some of these limitations are: EBITDA does not reflect cash expenditures, or future requirements for capital expenditures, or contractual commitments; EBITDA does not reflect changes in, or cash requirements for, working capital needs; EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments; although depreciation and amortization are noncash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and other companies in this industry may calculate EBITDA differently than the Company does, limiting its usefulness as a comparative measure. The Company’s presentation of these measures should not be construed as an inference that future results will be unaffected by unusual or nonrecurring items. For more information on these non-GAAP financial measures, please see the section titled “Reconciliation of Net Income attributable to Golden Matrix Group, Inc., to Earnings before Interest, Taxes, Depreciation and Stock based compensation” at the end of this release.

Connect with us:

Twitter - https://twitter.com/GMGI_Group

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Golden Matrix Group

CONTACT:

Scott Yan
info@goldenmatrix.com
www.goldenmatrix.com

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GOLDEN MATRIX GROUP, INC
Consolidated Balance Sheets

	January 31,
	2021	2020

ASSETS

Current assets:
Cash and cash equivalents	$11,706,349	$1,856,505
Accounts receivable, net	1,040,410	791,340
Accounts receivable – related parties	656,805	1,058,874
Prepaid expenses	410,983	-
Total current assets	13,814,547	3,706,719
Total assets	$13,814,547	$3,706,719

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued liabilities	$78,913	$25,621
Accounts payable – related parties	208,521	660,682
Advances from shareholders	99	1,000
Accrued interest	123	41,964
Customer deposit	149,640	-
Consideration payable – related party	115,314	-
Settlement payable – related party	-	290,000
Convertible notes payable, net of discounts	-	30,000
Convertible notes payable, net- in default	-	10,000
Promissory note-related party	-	174,254
Total current Liabilities	552,610	1,233,521
Total liabilities	$552,610	$1,233,521

Shareholders’ equity:
Preferred stock, Series A: $0.00001 par value; 19,999,000 shares authorized, none outstanding	-	-
Preferred stock, Series B: $0.00001 par value, 1,000 shares authorized,1,000 and 1,000 shares issued and outstanding, respectively	-	-
Common stock: $0.00001 par value; 40,000,000 and 40,000,000 shares authorized; 22,741,665 and 18,968,792 shares issued and outstanding respectively	$227	$190
Additional paid-in capital	38,320,729	27,944,652
Stock payable	7,420	-
Stock payable – related party	7,420	-
Accumulated other comprehensive loss	(978)	(683)
Accumulated deficit	(25,072,881)	(25,470,961)
Total shareholders’ equity	13,261,937	2,473,198
Total liabilities and shareholders’ equity	$13,814,547	$3,706,719

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GOLDEN MATRIX GROUP. INC.
Consolidated Statements of Operations

	Year Ended	Six Months Ended	Years Ended July 31,
	January 31, 2021	January 31, 2020	2019	2018

Revenues-related party	$2,248,877	$1,087,816	$2,429,442	$915,804
Revenues	2,974,182	670,783	452,771	-
Cost of goods sold	(2,000,052)	(57,224)	(21,998)	(72,003)
Gross profit	3,223,007	1,701,375	2,860,215	843,801

Costs and expenses:
G&A expense	566,593	149,177	321,339	186,040
G&A expense- related party	2,050,440	540,073	406,490	338,209
Compensation expense - Acquisition cost - related party	-	-	90,873	1,242,812
Professional fees	159,091	26,944	60,631	67,687
Research and development expense	47,558	-	-	-
Bad debt expense	-	10,839	168,557	-
Total operating expenses	2,823,682	727,033	1,047,890	1,834,748
Gain (Loss) from operations	399,325	974,342	1,812,325	(990,947)

Other income (expense):
Interest expense	(11,852)	(26,227)	(45,350)	(162,041)
Interest Earned	1,611	18,659	8,120	-
Foreign exchange gain	8,996	-	-	-
Gain (Loss) on extinguishment of debt	-	-	(106)	129
Loss on derivative liability	-	-	(5,081)	(165,514)
Total other expense	(1,245)	(7,568)	(42,417)	(327,426)
Net income (Loss)	$398,080	$966,774	$1,769,908	$(1,318,373)

Net earnings (loss) per common share - basic	$0.02	$0.05	$0.09	$(0.17)
Net earnings (loss) per common share - diluted	$0.01	$0.03	$0.06	$(0.17)
Weighted average number of common shares outstanding - basic	19,953,819	18,968,792	18,764,007	7,729,719
Weighted average number of common shares outstanding - diluted	31,588,555	27,862,743	27,593,734	7,729,719

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Reconciliation of Net Income attributable to Golden Matrix Group, Inc., to Earnings before Interest, Taxes, Depreciation and Stock based compensation

	Year Ended	Previous 12 Months Ended
	January 31, 2021	January 31, 2020
Net Income	398,080	1,982,892
+ Interest Expense	11,852	63,583
- Interest Income	(1,611)	(26,779)
+ Stock-Based Compensation Expense	1,958,023	453,483
EBITDA	2,366,344	2,473,179

* EBITDA is a non-GAAP financial measure. These measurements are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance. See also “Use of Non-GAAP Financial Information”, above.

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